UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2022

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin Corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 28, 2022, Alliant Energy Finance, LLC (“AEF”), a wholly-owned subsidiary of Alliant Energy Corporation (“Alliant Energy”), issued $350 million aggregate principal amount of its 3.600% Senior Notes due 2032 (the “Notes”), which are fully and unconditionally guaranteed by Alliant Energy on a senior unsecured basis. The Notes were sold in a private offering only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act (the “Offering”). The Notes were issued under an indenture, dated as of February 28, 2022, among AEF, Alliant Energy, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture”).

The Notes are AEF’s senior unsecured indebtedness and are guaranteed on a senior unsecured basis by Alliant Energy. The Notes bear interest at a rate of 3.600% per annum, accruing from February 28, 2022. Interest on the Notes is payable semi-annually on March 1 and September 1 of each year, commencing on September 1, 2022. The Notes will mature on March 1, 2032, subject to earlier repurchase or redemption in accordance with the terms of the Indenture.

At any time and from time to time prior to December 1, 2031, AEF may redeem some or all of the Notes at a redemption price equal to the greater of (i) 100% of the aggregate principal amount of such Notes being redeemed, and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (exclusive of interest accrued to the date of redemption) that would be due if the Notes matured on December 1, 2031, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the treasury rate plus 25 basis points, plus unpaid interest on the principal amount being redeemed to the date of redemption.

The Indenture contains covenants that, among other things, restrict AEF’s and Alliant Energy’s ability, and the ability of certain of Alliant Energy’s other subsidiaries, to create liens, and AEF’s and Alliant Energy’s ability to consolidate with or merge into any other corporation or convey, transfer or lease their respective properties and assets substantially as an entirety. The Indenture also provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants, payment defaults, certain events of bankruptcy and insolvency. These covenants and events of default are subject to a number of important qualifications, limitations and exceptions that are described in the Indenture. If an event of default with respect to the Notes occurs under the Indenture, the principal amount of all of the Notes then outstanding, plus accrued and unpaid interest, if any, to the date of acceleration, may become immediately due and payable.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual text of the Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The net proceeds from the Offering are intended to be used to reduce Alliant Energy’s outstanding commercial paper and for general corporate purposes.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off‑Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8‑K is incorporated by reference into this Item 2.03 of this Current Report on Form 8‑K.

Item 8.01    Other Events.

On February 23, 2022, AEF issued a press release announcing that it had priced the Offering. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits. The following exhibits are being filed herewith:

Exhibit Number	Description
4.1	Indenture, dated as of February 28, 2022, among Alliant Energy Finance, LLC, Alliant Energy Corporation, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee
99.1	Press Release of Alliant Energy Finance, LLC, dated February 23, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT ENERGY CORPORATION

Date: February 28, 2022	By: /s/ Robert J. Durian
Robert J. Durian
Executive Vice President and Chief Financial Officer